EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                     CHARMING SHOPPES REPORTS SECOND QUARTER
                          NET INCOME OF $18.6 MILLION;
              REAFFIRMS EARNINGS PROJECTIONS FOR 3RD FISCAL QUARTER


Bensalem, PA, August 21, 2003 - Charming Shoppes, Inc. (NASDAQ:CHRS) the retail apparel chain specializing in women's plus-size apparel, today reported earnings and sales for the 2nd fiscal quarter ended August 2, 2003. The Company also reaffirmed earnings projections for the 3rd fiscal quarter ending November 1, 2003.

3 Months Ended August 2, 2003
-----------------------------
o For the three months ended August 2, 2003, net income was $18,645,000 or $0.15 per diluted share. Net income includes pre-tax expense in the amount of $6,389,000 ($3,904,000 after tax or $0.03 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o For the corresponding period ended August 3, 2002, net income was $25,470,000 or $0.20 per diluted share.
o Net sales for the three months ended August 2, 2003 decreased 5% to $605,456,000, compared to sales of $638,307,000 for the three months ended August 3, 2002. Comparable store sales for the corporation decreased 1% during the three months ended August 2, 2003.
o The Company operated 2,240 stores at the end of the 2nd quarter ended August 2, 2003, compared to 2,334 stores at the end of the corresponding period last year.

6 Months Ended August 2, 2003
-----------------------------
o For the six months ended August 2, 2003, net income was $28,334,000 or $0.24 per diluted share. Net income includes pre-tax expense in the amount of $10,820,000 ($6,611,000 after tax or $0.05 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o For the corresponding period ended August 3, 2002, net income, before the cumulative effect of accounting changes, was $42,742,000 or $0.34 per diluted share. Net loss, after the cumulative effect of accounting changes, was ($6,356,000) or ($0.03) per diluted share.
o Net sales for the six months ended August 2, 2003 decreased 8% to $1,169,742,000, compared to sales of $1,268,923,000 for the six months ended August 3, 2002. Comparable store sales for the corporation decreased 4% during the six months ended August 2, 2003.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We began to realize the benefits of our cost reduction initiatives, which enabled us to exceed our earnings projections this quarter. We were pleased with the operating performance at Fashion Bug and Catherine's Plus Sizes stores. These brands had comparable store sales increases and improvements in the gross margin, year over year. However, disappointing performance at our Lane Bryant brand, which continues to be difficult, more than offset our positive performance at Fashion Bug and Catherine's."

Reaffirmed Earnings Projections for 3rd Fiscal Quarter ending November 1, 2003
------------------------------------------------------------------------------

The Company has reaffirmed earnings projections for the 3rd fiscal quarter, which incorporate the costs and benefits of the previously announced Cost Reduction Plan, as well as the Company's current outlook on sales. For the 3rd fiscal quarter, the Company projects breakeven earnings ($0.00 per diluted share). This projection assumes negative mid single digit same store sales in August, and flat same store sales for the full quarter.

Charming Shoppes, Inc. will host its 2nd Fiscal Quarter earnings conference call today at 9:15 am (EDT). To listen to the conference call, please dial 1-888-243-0818 followed by the passcode 2594# approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://www.charming.com/investor/conferencecalls.asp. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, www.charmingshoppes.com. An audio rebroadcast of the conference call will be accessible at http://www.charming.com/investor/conferencecalls.asp, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc., operated 2,240 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINE'S PLUS SIZES(R). During the six months ended August 2, 2003, the Company opened 20, relocated 22, converted 7 and closed 32 stores. The Company ended the period with 1,068 Fashion Bug and Fashion Bug Plus stores, 707 Lane Bryant stores, and 465 Catherine's Plus Sizes stores, and approximately 15,813,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This release contains and the conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, including earnings, sales performance, the implementation of the cost reduction plan and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the restructuring plan and cost reductions, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                           Director of Investor Relations
                           215-638-6955

                             CHARMING SHOPPES, INC.
                                   (Unaudited)

                                                                  2nd Quarter          2nd Quarter
                                                                     Ended                Ended
                                                        Percent     Aug. 2,    Percent    Aug. 3,   Percent
(in thousands except per share amounts)                  Change       2003     of Sales   2002(a)   of Sales
                                                         ------       ----     --------   -------   --------
Net sales ..............................................   (5.1)%   $605,456    100.0 %  $638,307    100.0%

Cost of goods sold, buying, and occupancy ..............   (2.9)     428,425     70.8     441,376     69.1
Selling, general, and administrative ...................   (9.6)     136,899     22.6     151,391     23.7
Expenses related to cost reduction plan(b) .............     NA        6,389      1.1           0      0.0
                                                                    --------    -----    --------    -----
Total operating expenses ...............................   (3.6)     571,713     94.4     592,767     92.9
                                                                    --------    -----    --------    -----
Income from operations .................................  (25.9)      33,743      5.6      45,540      7.1

Other income, principally interest .....................  (24.9)         540      0.1         719      0.1
Interest expense .......................................  (32.2)      (3,849)    (0.6)     (5,678)    (0.9)
                                                                    --------    -----    --------    -----
Income before income taxes .............................  (25.0)      30,434      5.0      40,581      6.4
Income tax provision ...................................  (23.6)      11,838      2.0      15,501      2.5
                                                                    --------    -----    --------    -----
Income before minority interest ........................  (25.9)      18,596      3.1      25,080      3.9

Minority interest in net loss of consolidated subsidiary  (87.4)          49      0.0         390      0.1
                                                                    --------    -----    --------    -----
Net income .............................................  (26.8)%   $ 18,645      3.1 %  $ 25,470      4.0 %
                                                                    ========    =====    ========    =====

Basic net income per share .............................            $   0.17             $   0.22
Weighted average shares outstanding ....................             112,421              115,621

Net income per share, assuming dilution ................            $   0.15             $   0.20
Weighted average shares and equivalents outstanding ....             128,410              137,210

(a) Restated for the adoption of EITF 02-16, "Accounting by a Reseller for Cash Consideration Received from a Vendor" as of the beginning of fiscal year ended February 1, 2003.

(b) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses include workforce reduction costs, accelerated depreciation, lease termination, and other related costs.

                                                                   Six Months           Six Months
                                                                     Ended                 Ended
                                                        Percent     Aug. 2,    Percent    Aug. 3,     Percent
(in thousands, except per share amounts)                 Change       2003     of Sales   2002(a)     of Sales
                                                         ------       ----     --------   -------     --------
Net sales ..............................................   (7.8)%  $1,169,742   100.0 % $1,268,923     100.0%

Cost of goods sold, buying, and occupancy ..............   (6.2)      823,913    70.4      878,611      69.2
Selling, general, and administrative ...................   (9.1)      282,164    24.1      310,547      24.5
Expenses related to cost reduction plan(c) .............    NA         10,820     0.9            0       0.0
                                                                   ----------   -----   ----------     -----
Total operating expenses ...............................   (6.1)    1,116,897    95.5    1,189,158      93.7
                                                                   ----------   -----   ----------     -----
Income from operations .................................  (33.7)       52,845     4.5       79,765       6.3

Other income, principally interest .....................  (17.1)          964     0.1        1,163       0.1
Interest expense .......................................  (38.7)       (7,654)   (0.7)     (12,480)     (1.0)
                                                                   ----------   -----   ----------     -----
Income before income taxes and cumulative effect of
   accounting changes ..................................  (32.6)       46,155     3.9       68,448       5.4
Income tax provision ...................................  (31.4)       17,954     1.5       26,157       2.1
                                                                   ----------   -----   ----------     -----
Income before minority interest and cumulative effect
   of accounting changes ...............................  (33.3)       28,201     2.4       42,291       3.3
Minority interest in net loss of consolidated subsidiary  (70.5)          133     0.0          451       0.0
                                                                   ----------   -----   ----------     -----
Income before cumulative effect of accounting changes ..  (33.7)       28,334     2.4       42,742       3.4
Cumulative effect of accounting changes, net of
   income taxes ........................................ (100.0)            0     0.0      (49,098)     (3.9)
                                                                   ----------   -----   ----------     -----
Net income (loss) ......................................   NA   %  $   28,334     2.4 % $   (6,356)     (0.5)%
                                                                   ==========   =====   ==========     =====
Basic net income (loss) per share:
Income before cumulative effect of accounting changes ..           $     0.25           $     0.38
Cumulative effect of accounting changes ................                 0.00                (0.43)
                                                                   ----------           ----------
Net income (loss) ......................................           $     0.25           $    (0.06)(b)
                                                                   ==========           ==========
Weighted average shares outstanding ....................              112,391              113,681

Net income (loss) per share, assuming dilution:
Income before cumulative effect of accounting changes ..           $     0.24           $     0.34
Cumulative effect of accounting changes ................                 0.00                (0.37)
                                                                   ----------           ----------
Net income (loss) ......................................           $     0.24           $    (0.03)
                                                                   ==========           ==========
Weighted average shares and equivalents outstanding ....              128,069              132,107


(a) Restated for the adoption of EITF 02-16, "Accounting by a Reseller for Cash Consideration Received from a Vendor."

(b) Results do not add due to rounding.

(c) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses include workforce reduction costs, accelerated depreciation, lease termination, and other related costs.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                         August 2,     February 1,
(Dollars in thousands, except per-share amounts)                           2003           2003
                                                                           ----           ----
                                                                        (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $   139,874    $   102,026
Available-for-sale securities ......................................        51,226         50,286
Merchandise inventories ............................................       307,052        286,472
Deferred taxes .....................................................        17,970         11,726
Prepayments and other ..............................................        80,378         77,504
                                                                       -----------    -----------
    Total current assets ...........................................       596,500        528,014
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       694,817        668,168
Less accumulated depreciation and amortization .....................       374,406        348,295
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       320,411        319,873
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       170,808        171,138
Goodwill ...........................................................        68,594         68,594
Available-for-sale securities ......................................        24,275         23,472
Other assets .......................................................        26,588         28,065
                                                                       -----------    -----------
Total assets .......................................................   $ 1,207,176    $ 1,139,156
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   184,013    $   147,952
Accrued expenses ...................................................       146,559        163,598
Income taxes payable ...............................................         9,559          7,144
Current portion - long-term debt ...................................        14,626         12,595
Accrued expenses related to cost reduction plan ....................         3,678              0
                                                                       -----------    -----------
    Total current liabilities ......................................       358,435        331,289
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................        53,372         43,188
Long-term debt .....................................................       204,102        203,045

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 125,333,748 shares and 125,149,242 shares, respectively        12,533         12,515
Additional paid-in capital .........................................       201,057        200,040
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................        (3,259)        (3,370)
Accumulated other comprehensive loss ...............................          (397)          (550)
Retained earnings ..................................................       465,469        437,135
                                                                       -----------    -----------
    Total stockholders' equity .....................................       591,267        561,634
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,207,176    $ 1,139,156
                                                                       ===========    ===========

                          (Subject to reclassification)

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                         Twenty-six Weeks Ended
                                                                         ----------------------
                                                                         August 2,    August 3,
(In thousands)                                                             2003         2002(1)
                                                                           ----         ----
Operating activities
Net income (loss) ...................................................   $  28,334    $  (6,356)
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization ...................................      39,226       38,813
    Write-down of Catherine's Goodwill ..............................           0       43,975
    Cumulative effect of capitalization of cash received from vendors           0        7,881
    Deferred income taxes ...........................................       2,240       (2,230)
    Loss from disposition of capital assets .........................       1,342        1,870
    Capitalized interest on conversion of convertible notes .........           0        3,026
    Other, net ......................................................        (133)        (451)
    Changes in operating assets and liabilities:
       Merchandise inventories ......................................     (20,580)      (7,803)
       Accounts payable .............................................      36,061       33,228
       Prepayments and other ........................................      (2,968)     (14,172)
       Accrued expenses and other ...................................     (15,286)      20,640
       Income taxes payable .........................................       2,415       16,209
       Accrued restructuring costs ..................................           0       (5,497)
       Accrued expenses related to cost reduction plan ..............       3,678            0
                                                                        ---------    ---------
Net cash provided by operating activities ...........................      74,329      129,133
                                                                        ---------    ---------
Investing activities
Investment in capital assets ........................................     (25,914)     (24,829)
Proceeds from sales of available-for-sale securities ................      19,734        3,922
Gross purchases of available-for-sale securities ....................     (21,507)     (23,735)
Increase (decrease) in other assets .................................      (3,142)       2,242
                                                                        ---------    ---------
Net cash used in investing activities ...............................     (30,829)     (42,400)
                                                                        ---------    ---------

Financing activities
Proceeds from short-term borrowings .................................     111,069      222,613
Repayments of short-term borrowings .................................    (111,069)    (276,909)
Proceeds from long-term borrowings ..................................       1,050      150,000
Repayments of long-term borrowings ..................................      (7,173)     (79,079)
Payments of deferred financing costs ................................           0       (5,378)
Purchases of treasury stock .........................................           0      (18,271)
Proceeds from exercise of stock options .............................         471        4,542
                                                                        ---------    ---------
Net cash used in financing activities ...............................      (5,652)      (2,482)
                                                                        ---------    ---------

Increase in cash and cash equivalents ...............................      37,848       84,251
Cash and cash equivalents, beginning of period ......................     102,026       36,640
                                                                        ---------    ---------
Cash and cash equivalents, end of period ............................   $ 139,874    $ 120,891
                                                                        =========    =========

Non-cash financing and investing activities
Common stock issued on conversion of convertible notes ..............   $       0    $  92,131
                                                                        =========    =========
Equipment acquired through capital leases ...........................   $   9,210    $     640
                                                                        =========    =========

(Subject to reclassification)